UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2023, W.W. Grainger, Inc. (the “Company”), as borrower, entered into a five-year syndicated revolving credit facility agreement (the “Credit Facility”) with the financial institutions and other lenders named therein, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.  Pursuant to the Credit Facility, the Company and certain of its subsidiaries (collectively, the “Borrowers”) may obtain loans in various currencies on a revolving basis in an aggregate amount not exceeding the U.S. Dollar equivalent of $1,250,000,000, which amount may be increased from time to time up to $1,875,000,000 at the request of the Company, subject to obtaining additional commitments and other customary conditions.  The Credit Facility replaces the Company’s former $1,250,000,000 unsecured revolving credit facility, dated as of February 14, 2020 (the “2020 Credit Facility”), among the Company, the lenders party thereto, and JPMorgan, as administrative agent, which was scheduled to mature on February 14, 2025. The termination date for the 2020 Credit Facility was October 11, 2023.

The Credit Facility is unsecured and repayable at maturity on October 11, 2028, subject to two, one-year extensions if sufficient lenders agree.  Borrowings under the Credit Facility will bear interest, at the Company’s option, at (a) the Relevant Rate (as defined in the Credit Facility) for the applicable currency plus a margin determined with reference to the rating on the Company’s non-credit-enhanced, senior unsecured long-term debt, (b) the Canadian prime rate for certain Canadian dollar loans plus a margin determined with reference to the rating on the Company’s non-credit-enhanced, senior unsecured long-term debt, or (c) base rate, which is the greatest of (i) the Wall Street Journal prime rate, (ii) greater of (A) the federal funds rate and (B) the Federal Reserve Bank of New York overnight rate, in each case plus 0.50% per annum or (iii) the Adjusted Term SOFR Rate (as defined in the Credit Facility) for a one month interest period plus 1.00% per annum, plus, in each case, a margin determined with reference to the rating on the Company’s non-credit-enhanced, senior unsecured long-term debt. The facility fees are also determined with reference to the rating on the Company’s non-credit-enhanced, senior unsecured long-term debt.

The Credit Facility contains customary representations and warranties and covenants for a transaction of this type, including covenants applicable to the Company and its subsidiaries limiting liens, substantial asset sales and mergers.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  In addition, the Credit Facility contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of any representation or warranty, bankruptcy or insolvency proceedings, change of control, ERISA matters and cross-acceleration to other debt agreements.  The Company has unconditionally guaranteed the obligations of each other Borrower under the Credit Facility.

The above summary of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which has been filed as Exhibit 10.1 hereto.

Certain of the lenders and their affiliates have from time to time performed, and/or may in the future perform, for the Company and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference in this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 11, 2023, by and among W.W. Grainger, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

W.W. GRAINGER, INC.

By:	/s/ Ronald J. Edwards
	Name:	Ronald J. Edwards
	Title:	Vice President, Corporate Secretary